execution version
                                                   Exhibit B-9(a)
                  System Energy Resources, Inc.

                          $284,756,685
                 Secured Lease Obligation Bonds,
                     5.129% Series due 2014


                       PURCHASE AGREEMENT


                                                   April 16, 2004

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
The Royal Bank of Scotland plc
Wedbush Morgan Securities Inc.

c/oMorgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

   Citigroup Global Markets Inc.
   388 Greenwich Street
   New York, New York 10013

Ladies and Gentlemen:

     Each of the undersigned, System Energy Resources, Inc., an Arkansas corporation (the "Company"), and GG1C Funding Corporation, a Delaware corporation (the "Funding Corporation"), hereby confirms its agreement with you, as initial purchasers (the "Initial Purchasers", which term, when the context permits, shall also include any initial purchasers substituted as hereinafter in Section 11 provided), with respect to the proposed issuance and sale by the Funding Corporation of $284,756,685 in aggregate principal amount of its Secured Lease Obligation Bonds, 5.129% Series due 2014 (the "Bonds"). The Bonds will be issued under a Collateral Trust Indenture dated as of May 1, 2004, as supplemented by Supplemental Indenture No. 1 thereto dated as of May 1, 2004, among the Funding Corporation, the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee") (such Collateral Trust Indenture, as so supplemented, the "Trust Indenture").

     The Bonds will be offered and sold without being registered under the Securities Act of 1933, as amended (the "Securities Act"), (i) inside the United States only to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") in compliance with Rule 144A, (ii) outside the United States only in compliance with Regulation S under the Securities Act ("Regulation S") and (iii) to a limited number of Institutional Accredited Investors (as defined herein). In connection with the offering and resale of the Bonds, the Company has prepared a preliminary offering memorandum dated April 14, 2004 (including the documents incorporated by reference therein as of the date thereof, the "Preliminary Offering Memorandum") and an offering memorandum dated the date hereof (including the documents incorporated therein by reference as of the date hereof, the "Offering Memorandum"), in each case, setting forth or incorporating by reference information regarding the Company, the Funding Corporation and the transactions described herein. The Company confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Bonds by the Initial Purchasers in accordance herewith. All references in this Purchase Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the termination of the offering of the Bonds.

     Section 1.     Purchase and Sale

     . On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Funding Corporation shall issue and sell to each of the Initial Purchasers, and each Initial Purchaser shall purchase from the Funding Corporation, at the time and place herein specified, severally and not jointly, the Bonds at a purchase price of 100% of the principal amount thereof in the principal amount set forth opposite the name of such Initial Purchaser in
Schedule I attached hereto. The Company is advised by the Initial Purchasers that the Bonds will be offered on the terms set forth in the Offering Memorandum as soon as practicable after this Purchase Agreement is entered into as in the judgment of the Initial Purchasers is advisable. Concurrently with such purchase, issuance and sale, the Company will pay, or cause to be paid, to the Initial Purchasers in immediately available funds a commission of 0.650% of the principal amount of the Bonds.

     Section 2.     Description of Bonds

     . The Bonds and the Trust Indenture shall have the terms and provisions described in the Offering Memorandum, provided that subsequent to the date hereof and prior to the Closing Date (as defined herein) the form of the Trust Indenture may be amended by mutual agreement among the Funding Corporation, the Company and the Initial Purchasers.

     Section 3.     Representations and Warranties of the Company.

     (a)  The Company represents and warrants to the several
Initial Purchasers, and covenants and agrees with the several
Initial Purchasers, that:

          (i) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Arkansas and has the necessary corporate power and authority to conduct the business that it is described in the Offering
Memorandum as conducting and to own and operate the properties owned and operated by it in such business.

          (ii) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the offering and resale of the Bonds. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Purchase Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(iii) After the time of effectiveness of this Purchase Agreement and during the time specified in Section 5(b) hereof, the Company will not amend or supplement the Offering Memorandum without prior notice to the Initial Purchasers and to Pillsbury Winthrop LLP ("Counsel for the Initial Purchasers"), or effect any such amendment or supplement to which Counsel for the Initial Purchasers shall reasonably object on legal grounds in writing.

(iv) The Preliminary Offering Memorandum, as of its date, did not and the Offering Memorandum, as of the date hereof, does not, and at the Closing Date, as it may then be amended or supplemented, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser or on its behalf specifically for use in connection with the preparation of the Preliminary Offering Memorandum or the Offering Memorandum, as it may be then amended or supplemented. The documents incorporated or deemed to be incorporated by reference into the Preliminary Offering Memorandum or the Offering Memorandum, on the date filed with the Commission pursuant to the Exchange Act, fully complied or will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder or pursuant to said rules and regulations did or will be deemed to comply therewith, and no such documents incorporated or deemed to be incorporated by reference into the Preliminary Offering Memorandum or the Offering Memorandum, on such dates, contained or will contain, respectively, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) Each of (A) the Participation Agreements and the Leases (each, as defined in the Offering Memorandum), (B) the Purchase Documents, the Plant Agreements, the Ground Leases and the Assignment and Assumption Agreements (each, as defined in the Participation Agreements), (C) the Trust Indenture, (D) this Purchase Agreement and (E) the Refunding Agreements Nos. 1-B and 2-B dated as of April 1, 2004, among the Funding Corporation, GG1B Funding Corporation, the Company, the Owner Participant named therein, Wachovia Bank, National Association, Sterling C. Correia, Deutsche Bank Trust Company Americas and Stanley Burg (the "Refunding Agreements") (the documents described in clauses
(A) through (E) above, as they each may be amended or supplemented as of the Closing Date, being collectively referred to herein as the "Transaction Documents") has been or, as of the Closing Date, will be, duly authorized, executed and delivered by the Company.

(vi) The issuance and sale of the Bonds and the fulfillment of the terms of this Purchase Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Trust Indenture or any indenture or other agreement or instrument to which the Company is now a party.

          (vii) Except as set forth or contemplated in the Offering Memorandum, as it may be then amended or supplemented, the Company possesses adequate franchises, licenses, permits, and other rights to conduct its business and operations as now conducted, without any known conflicts with the rights of others that could have a material adverse effect on the Company.

(viii) The Company maintains (x) systems of internal controls and processes sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and
(y) disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Exchange Act).

(ix) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on behalf of the Initial Purchasers) (x) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or could be integrated with the offering and sale of the Bonds in a manner that would require the registration of the Bonds under the Securities Act, (y) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering of the Bonds, or acted in any manner involving a public offering of the Bonds within the meaning of Section 4(2) of the Securities Act or (z) engaged in any directed selling efforts (as defined in Regulation
S) with respect to the Bonds.

(x) The Bonds are eligible for resale pursuant to Rule 144A, and at the Closing Date, such Bonds will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

(xi) Assuming the accuracy of the representations of the Initial Purchasers contained herein, and compliance by the Initial Purchasers with their agreements hereunder, the offer, sale and delivery of the Bonds to the Initial Purchasers and the initial resales of the Bonds by the Initial Purchasers, each in the manner contemplated by this Purchase Agreement, do not require registration of the Bonds under the Securities Act or qualification of the Trust Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

(xii) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Bonds, will not distribute any offering material in connection with the offering and sale of the Bonds other than the Preliminary Offering Memorandum and the Offering Memorandum.

          (xiii) It is not necessary for the Funding Corporation to register as an investment company pursuant to the Investment
Company Act of 1940 in order to participate in the transactions contemplated by the Offering Memorandum.

     (b) The Funding Corporation represents and warrants to the several Initial Purchasers, and covenants and agrees with the Initial Purchasers, that:

          (i) Each of the Participation Agreements, the Refunding Agreements, this Purchase Agreement, the Trust Indenture and the
Bonds has been or, as of the Closing Date, will be duly authorized, executed and delivered by the Funding Corporation.

          (ii) Neither the Funding Corporation nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on behalf of the Initial Purchasers) (x) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or could be integrated with the offering and sale of the Bonds in a manner that would require the registration of the Bonds under the Securities Act, (y) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering of the Bonds, or acted in any manner involving a public offering of the Bonds within the meaning of Section 4(2) of the Securities Act or (z) engaged in any directed selling efforts (as defined in Regulation S) with respect to the Bonds.

(iii) Except as permitted by the Securities Act, the Funding Corporation has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Bonds, will not distribute any offering material in connection with the offering and sale of the Bonds other than the Preliminary Offering Memorandum and the Offering Memorandum.

     Section 4. Time and Place of Closing; Delivery of the Bonds and Payment Therefor; Resale by Initial Purchasers.

     (a) Delivery of the Bonds and payment of the purchase price therefor by wire transfer of immediately available funds to the Funding Corporation shall be made at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York, at 10:00 A.M., New York time, on May 11, 2004 or at such other time on the same or such other day as shall be agreed upon by the Company and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers. The hour and date of such delivery and payment are herein called the "Closing Date."

     The Bonds shall be delivered to Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, for the account of the Initial Purchasers, in book-entry only form through the facilities of The Depository Trust Company ("DTC") in New York, New York. The certificates for the Bonds shall be in the form of two typewritten global bonds (one such bond representing the Bonds resold in reliance on Rule 144A and the other bond representing the Bonds resold in reliance on Regulation S) in fully registered form, in the aggregate principal amount of the Bonds, and registered in the name of Cede & Co., as nominee of DTC. The Company agrees to make the Bonds available to Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. for checking not later than 2:30 P.M., New York time, on the last business day preceding the Closing Date at such place as may be agreed upon between Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. and the Company, or at such other time and/or date as may be agreed upon between Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. and the Company.

     Notwithstanding the foregoing, any Bonds sold to Institutional Accredited Investors pursuant to Section 4(b)(iii) shall be issued in definitive, fully registered form and shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Offering Memorandum, but shall be paid for in the same manner as any Bonds to be purchased by the Initial Purchasers hereunder and to be offered and sold by them in reliance on Rule 144A.

          (b) With respect to the initial resale of the Bonds, each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company and the Funding
Corporation that:

          (i) it is a QIB and is purchasing the Bonds pursuant to Section 4(2) of the Securities Act;

          (ii) it has not offered, sold or delivered, and will not offer, sell or deliver, any Bond (x) in the United States or to, or for the account or benefit of U.S. persons, except as set forth in clause (z) hereof or to persons whom the Initial Purchasers reasonably believe to be QIBs in compliance with Rule 144A or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when it reasonably believes that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and that has agreed to the transfer restrictions relating to the Bonds contained in the Offering
Memorandum, (y) except to persons whom it reasonably believes, at the time any buy order for Bonds was or is originated, were or are outside the United States and were or are not U.S. persons
(and were or are not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S or (z) except to a limited number of Institutional Accredited Investors in accordance with subsection (iii);

(iii) it may offer and sell the Offered Securities in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by such Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2) (3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor"); provided that each such Institutional Accredited Investor executes and delivers to the Initial Purchasers and the Company, prior to the consummation of any sale of Bonds to such Institutional Accredited Investor, an accredited investor's letter in substantially the form attached to the Offering Memorandum as Annex A;

(iv) neither it nor any of its affiliates nor any person acting on its or their behalf (x) has made or will make offers or sales of the Bonds by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) or in any manner involving a public offering (within the meaning of Section 4(2) of the Securities Act) or (y) has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Bonds;

(v) it will comply with the offering restrictions required by Regulation S and will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Bonds or distributes or cause to be distributed the Offering Memorandum; and

(vi) (x) it and each of its affiliates have not offered or sold and, prior to the date that is six months after the Closing Date, will not offer or sell any Bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (y) it and each of its affiliates have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (z) it and each of its affiliates have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

     The Initial Purchasers acknowledge that the Company and the Funding Corporation and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6 hereof, counsel to the Company and Counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

     Section 5.     Covenants of the Funding Corporation and the
Company.

     Each of the Funding Corporation and the Company covenants and agrees with each Initial Purchaser that:

     (a) The Company will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will deliver to the Initial Purchasers as many copies of the Offering Memorandum (and any amendments or supplements thereto) as the Initial Purchasers may reasonably request.

(b) At any time prior to the completion of the initial resales of the Bonds by the Initial Purchasers to purchasers, if any event relating to or affecting the Company or the Funding Corporation, or of which the Company shall be advised by the Initial Purchasers in writing, shall occur which in the Company's opinion should be set forth in a supplement or amendment to the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances when it is delivered to a purchaser of the Bonds, the Company will amend or supplement, or cause to be amended or supplemented, the Offering Memorandum and furnish to the Initial Purchasers a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Offering Memorandum, so that, as supplemented or amended, the Offering Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading. Unless such event relates solely to the activities of the Initial Purchasers (in which case the Initial Purchasers shall assume the expense of preparing any such supplement or amendment), the expenses of complying with this Section 5(b) shall be borne by the Company until the expiration of nine months from the time of effectiveness of this Purchase Agreement, and such expenses shall be borne by the Initial Purchasers thereafter.

(c) At any time within six months of the date hereof, the Company and the Funding Corporation will furnish such proper information as may be lawfully required by, and will otherwise cooperate in qualifying the Bonds for offer and sale under, the blue sky laws of such jurisdictions as the Initial Purchasers may reasonably designate, provided that neither the Funding Corporation nor the Company shall be required to qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by it to be unduly burdensome.

(d) The Company will, except as herein provided, pay the reasonable fees and expenses of the Counsel for the Initial Purchasers and all fees, expenses and taxes (except transfer taxes) in connection with (i) the preparation of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto, (ii) the printing, issuance and delivery of the Bonds and the preparation, execution, printing and recordation of the Trust Indenture, including the fees and expenses of the Trustee, (iii) legal counsel relating to the qualification of the Bonds under the blue sky laws of various jurisdictions in an amount not to exceed $3,500, (iv) the printing and delivery to the Initial Purchasers of reasonable quantities of copies of the preliminary (and any supplemental) blue sky survey, and the Offering Memorandum and any amendment or supplement thereto, except as otherwise provided in paragraph (b) of this Section 5, (v) the rating of the Bonds by one or more nationally recognized statistical rating agencies and (vi) filings or other notices (if any) with or to, as the case may be, the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the terms of the offering. Except as provided above, the Company shall not be required to pay any of the expenses of the Initial Purchasers, except that, if this Purchase Agreement shall be terminated in accordance with the provisions of Section 6, 7 or 10 hereof, the Company will reimburse the Initial Purchasers for reasonable out-of-pocket expenses in an aggregate amount not exceeding $15,000, incurred in contemplation of the performance of this Purchase Agreement. Neither the Company nor the Funding Corporation shall in any event be liable to the Initial Purchasers for damages on account of loss of anticipated profits.

(e) The Company will not sell any debt securities without the consent of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, for a period beginning on the date hereof and ending on the Closing Date.

     (f) As long as the Bonds are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to holders of the Bonds and prospective purchasers of the Bonds designated by such holders, upon the request of such holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless such information is contained, at the time of such request, in documents filed by the Company with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

(g) The Company and the Funding Corporation will not, and will ensure that any of their respective affiliates (as defined in Rule 501(b) of Regulation D) do not, directly or through any agent, (x) solicit any offer to buy or offer to sell the Bonds by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D) or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act or (y) engage in any directed selling efforts (as defined in Regulation S) with respect to the Bonds resold pursuant to Regulation S or otherwise violate the offering restrictions of Regulation S with respect to those Bonds sold pursuant thereto.

(h) The Company and the Funding Corporation will refrain, and cause their respective affiliates (as defined in Rule 501(b) of Regulation D) to refrain, from selling, offering for sale or soliciting offers to buy or otherwise negotiating in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Bonds in a manner that would require the registration of the Bonds under the Securities Act.

     (i) For a period of two years after the Closing Date, the Funding Corporation will not, and will not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, purchase, agree to purchase or otherwise acquire any of the Bonds which constitute "restricted securities" under Rule 144 under the Securities Act unless, immediately upon such purchase, the Funding Corporation or such affiliate submits such Bonds to the Trustee for cancellation.

     (j) The Company and the Funding Corporation will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Bonds.

     Section 6.     Conditions of the Initial Purchasers' Obligations.

     The obligations of the several Initial Purchasers to purchase and pay for the Bonds shall be subject to the accuracy on the date hereof and on the Closing Date of the representations and warranties made herein on the part of the Funding Corporation and the Company and of any certificates furnished by the Funding Corporation or the Company on the Closing Date and to the following conditions:

     (a) At the Closing Date, there shall have been issued and there shall be in full force and effect, to the extent legally required for the issuance and sale of the Bonds, an order or orders of the Commission under the Public Utility Holding Company Act of 1935
(the "Holding Company Act") authorizing the issuance and sale of the Bonds on the terms set forth in, or contemplated by, this Purchase Agreement.

(b) At the Closing Date, the Initial Purchasers shall have received from Wise Carter Child & Caraway, Professional Association; Thelen Reid & Priest LLP; and Friday, Eldredge & Clark, LLP, each as counsel to the Company; and Thelen Reid & Priest LLP, as counsel to the Funding Corporation, opinions, dated the Closing Date, substantially in the forms set forth in Exhibits A, B, C and D hereto, respectively, (i) with such changes therein as may be agreed upon by the Company and the Initial Purchasers with the approval of Counsel for the Initial Purchasers, and (ii) if the Offering Memorandum shall be supplemented after being furnished to the Initial Purchasers for use in offering the Bonds and prior to the Closing Date, with changes therein to reflect such supplementation.

(c) At the Closing Date, the Initial Purchasers shall have received from Counsel for the Initial Purchasers an opinion, dated the Closing Date, substantially in the form set forth in Exhibit E hereto, with such changes therein as may be necessary to reflect any supplementation of the Offering Memorandum prior to the Closing Date.

(d) On or prior to the date this Purchase Agreement became effective, the Initial Purchasers shall have received from Deloitte & Touche LLP, the Company's independent certified public accountants (the "Accountants"), a letter dated the Closing Date and addressed to the Initial Purchasers to the effect that (i) they are independent certified public accountants with respect to the Company under Rule 101 of the American Institute of Certified Public Accountants (the "AICPA") Code of Professional Conduct and its interpretations and rulings; (ii) in their opinion, the financial statements and financial statement schedules audited by them and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the applicable published rules and regulations thereunder; (iii) on the basis of performing the procedures specified by the AICPA for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the latest unaudited financial statements, if any, incorporated by reference in the Offering Memorandum, a reading of the latest available interim unaudited financial statements of the Company, the minutes of the meetings of the Board of Directors of the Company, the Executive Committee thereof, if any, and the stockholder of the Company, since December 31, 2003 to a specified date not more than five days prior to the date of such letter, and inquiries of officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter and, accordingly, that the Accountants make no representations as to the sufficiency of such procedures for the purposes of the Initial Purchasers), nothing has come to their attention which caused them to believe that, to the extent applicable, (A) the unaudited financial statements of the Company (if any) incorporated by reference in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder; (B) any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles; (C) at the date of the latest available balance sheet read by the Accountants, and at a subsequent specified date not more than five days prior to the date of the letter, there was any change in the capital stock of the Company, increase in long-term debt of the Company, or decrease in its net assets or shareholder's equity, in each case as compared with amounts shown in the most recent balance sheet incorporated by reference in the Offering Memorandum, except in all instances for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur, for declarations of dividends, for the amortization of premium or discount on long-term debt, for any increases in long-term debt in respect of previously issued pollution control, solid waste disposal or industrial development revenue bonds, or for changes, increases or decreases as set forth in such letter, identifying the same and specifying the amount thereof; and (D) for the period from the closing date of the most recent income statement incorporated by reference in the Offering Memorandum to the closing date of the latest available income statement read by the Accountants, there were any decreases, as compared to the corresponding period in the preceding year, in operating revenues, operating income or net income, except in all instances for decreases which the Offering Memorandum discloses have occurred or may occur or decreases as set forth in such letter, identifying the same and specifying the amount thereof; and (iv) stating that they have compared specific dollar amounts, percentages of revenues and earnings and other financial information pertaining to the Company set forth in the Offering Memorandum, and set forth in documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, in each case, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

(e) At the Closing Date, the Initial Purchasers shall have received (i) certificates of the Funding Corporation and the Company, respectively, signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of each of the Funding Corporation and the Company, respectively, to the effect that (A) the representations and warranties of the Funding Corporation and the Company, as the case may be, contained herein are true and correct, and (B) each of the Funding Corporation and the Company has performed and complied with all agreements and conditions in this Purchase Agreement on its part to be performed or complied with at or prior to the Closing Date, (ii) a certificate, dated the Closing Date and signed by the President or a Vice President of the Company that since the most recent date as of which information is given in the Offering Memorandum, as it may then be amended or supplemented, there has not been any material adverse change in the business, property or financial condition of the Company and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business, in each case other than as referred to in, or contemplated by, such Offering Memorandum, as it may then be amended or supplemented, and (iii) a certificate, dated the Closing Date and signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of Entergy Corporation ("Entergy"), to the effect that since the most recent date as of which information is given in the Offering Memorandum, as it may then be amended or supplemented, there has not been any material adverse change in the business, property or financial condition of Entergy and its subsidiaries considered as a whole.

     (f) At the Closing Date, the Initial Purchasers shall have received duly executed counterparts of the Trust Indenture.

     (g) At the Closing Date, the Initial Purchasers shall have received from the Accountants a letter, dated the Closing Date, confirming, as of a date not more than five days prior to the Closing Date, the statements contained in the letter delivered pursuant to Section 6(d) hereof.

     (h) Between the date hereof and the Closing Date, no default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under the Lease, the Lease
Indenture (as defined in the Offering Memorandum) or the Trust
Indenture shall have occurred.

     (i) On or prior to the Closing Date, the Initial Purchasers shall have received from the Company evidence reasonably satisfactory to the Initial Purchasers that the Bonds have received ratings of Baa3 or better from Moody's Investors
Service, Inc. and BBB- or better from Standard & Poor's Ratings
Services.

(j) Between the date hereof and the Closing Date, neither Moody's Investors Service, Inc. nor Standard & Poor's Ratings Services shall have lowered its rating of any of the Bonds or the Company's outstanding first mortgage bonds in any respect, and no rating agency shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating (or expected rating) of the Bonds or the Company's outstanding first mortgage bonds.

(k) Between the date hereof and the Closing Date, no event shall have occurred with respect to or otherwise affecting the Company, or the Entergy System as a whole as it affects the Company, which, in the reasonable opinion of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, materially impairs the investment quality of the Bonds.

     (l) The Bonds shall, upon delivery to the Initial Purchasers in accordance with this Purchase Agreement, be secured by notes in accordance with the Trust Indenture; the conditions precedent to a refunding, as set forth in the Participation Agreement
(including, without limitation, Sections 2(d) and 11(c) thereof) and the Refunding Agreements (including, without limitation, Section 5 thereof), shall have been met prior to the issuance and delivery of such notes, with none of such conditions precedent having been waived by the Funding Corporation, the Company or the Trustee without the consent of the Initial Purchasers.

     (m) The opinions of counsel required to be delivered by the first two sentences of Section 11(c)(6) of the Participation Agreement as a condition precedent to a refunding shall also be addressed and delivered to the Initial Purchasers, except for the opinions of Special Counsel, Special NRC Counsel and Special Mississippi Counsel to the Owner Participants and the opinion of the Lessee's Special Louisiana Counsel, all as described and/or defined in the Participation Agreement, it being understood that such opinions of counsel may be confirmations by counsel of opinions previously delivered by such counsel in connection with the transactions described in or contemplated by the Participation Agreement, provided that such confirmations of opinions shall be dated the Closing Date, shall confirm the previously delivered opinions as of the Closing Date, and shall either be addressed to the Initial Purchasers or shall state that the Initial Purchasers may rely upon the previously delivered opinions, as so confirmed, as if addressed to them.

(n) The opinions of counsel required to be delivered to the Trustee pursuant to Section 2.04(e) of the Trust Indenture shall also be addressed and delivered to the Initial Purchasers.

(o) All legal matters in connection with the issuance and sale of the Bonds shall be satisfactory in form and substance to Counsel for the Initial Purchasers.

(p) The Funding Corporation and the Company shall furnish the Initial Purchasers with additional conformed copies of such opinions, certificates, letters and documents as may be reasonably requested.

     If any of the conditions specified in this Section 6 shall not have been fulfilled, this Purchase Agreement may be terminated by Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., on behalf of the Initial Purchasers, upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (d) of Section 5 and in Section 9.

     Section 7.     Condition of the Obligations of the Funding
Corporation and the Company.

     The obligations of the Funding Corporation and the Company hereunder shall be subject to the condition that, at the Closing Date, there shall have been issued and there shall be in full force and effect, to the extent legally required for the issuance and sale of the Bonds, an order or orders of the Commission under the Holding Company Act authorizing the issuance and sale of the Bonds on the terms set forth in, or contemplated by, this Purchase Agreement.

     In case the condition specified in this Section 7 shall not have been fulfilled, this Purchase Agreement may be terminated by the Company upon notice thereof to the Initial Purchasers. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (d) of
Section 5 and in Section 9.

     Section 8.     Indemnification.

     (a) The Company shall indemnify, defend and hold harmless the Initial Purchasers and each person who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which each Initial Purchaser or any or all of them may become subject under the Exchange Act or any other statute or common law and shall reimburse the Initial Purchasers and any such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Initial Purchaser specifically for use in connection with the preparation of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto. No indemnity by the Company to the Initial Purchasers and any person who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act hereunder shall apply in respect of the Preliminary Offering Memorandum or the Offering Memorandum furnished by an Initial Purchaser to a person to whom any of the Bonds are sold, insofar as such indemnity relates to any untrue or misleading statement or omission made in the Preliminary Offering Memorandum or the Offering Memorandum but eliminated or remedied prior to the consummation of such sale in any amendment or supplement thereto, respectively, unless a copy of the Offering Memorandum (excluding documents incorporated by reference therein) (in the case of such a statement or omission made in the Preliminary Offering Memorandum) or such amendment or supplement (excluding documents incorporated by reference in the Offering Memorandum) (in the case of such a statement or omission made in the Offering Memorandum) is furnished by such Initial Purchaser to such person on or before the confirmation of such sale.

     (b) Each Initial Purchaser shall indemnify, defend and hold harmless the Company, its directors and officers and each person who controls the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Exchange Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if such statement or omission were made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Initial Purchaser specifically for use in connection with the preparation of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto.

(c) In case any action shall be brought, based upon the Preliminary Offering Memorandum or the Offering Memorandum (including amendments or supplements thereto), against any party in respect of which indemnity may be sought pursuant to any of the preceding paragraphs, such party (hereinafter called the indemnified party) shall promptly notify the party or parties against whom indemnity shall be sought hereunder (hereinafter called the indemnifying party) in writing, and the indemnifying party shall have the right to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying party) the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses. If the indemnifying party shall elect not to assume the defense of any such action, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by such indemnified party. Such indemnified party shall have the right to employ separate counsel in any such action in which the defense has been assumed by the indemnifying party and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel has been specifically authorized by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include each of such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that a conflict of interest between the indemnifying party and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such indemnified party (plus any local counsel retained by such indemnified party in its reasonable judgment)). The indemnified party shall be reimbursed for all such fees and expenses as they are incurred. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if any such action is settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (d)  If the indemnification provided for under subsections (a),
(b) or (c) in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (after deducting the discounts and commissions received by the Initial Purchasers in respect of the offering but before deducting expenses) to the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company under this Purchase Agreement. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by any of the Initial Purchasers and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds purchased by such Initial Purchaser and distributed pursuant to the terms hereof exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Purchasers to contribute pursuant to this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

     Section 9.     Survival of Certain Representations and
Obligations.

     Any other provision of this Purchase Agreement to the contrary notwithstanding, (a) the indemnity and contribution agreements contained in Section 8 of, and the representations and warranties and other agreements of the Funding Corporation and the Company contained in, this Purchase Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by the Initial Purchasers or on their behalf or by or on behalf of the Funding Corporation or the Company or its directors or officers, or any of the other persons referred to in Section 8 hereof and (ii) acceptance of and payment for the Bonds and (b) the indemnity and contribution agreements contained in Section 8 shall remain operative and in full force and effect regardless of any termination of this Purchase Agreement.

     Section 10.    Termination.

     This Purchase Agreement shall be subject to termination by written notice from Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, to the Company and the Funding Corporation, if (a) after the execution and delivery of this Purchase Agreement and prior to the Closing Date, (i) trading generally shall have been suspended on the New York Stock Exchange by The New York Stock Exchange, Inc., the Commission or other governmental authority,
(ii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by The New York Stock Exchange, Inc., the Commission or other governmental authority, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearing services in the United States shall have occurred, (iv) there shall have occurred any material outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, is material and adverse, or (v) any material adverse change in financial, political or economic conditions in the United States or elsewhere shall have occurred and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the reasonable judgment of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, impracticable to market the Bonds. This Purchase Agreement shall also be subject to termination, upon notice by Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, as provided above, if, in the judgment of Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, the subject matter of any amendment or supplement (prepared by the Company) to the Offering Memorandum issued after the effectiveness of this Purchase Agreement by the Company shall have materially impaired the marketability of the Bonds. Any termination hereof, pursuant to this Section 10, shall be without liability of any party to any other party, except as otherwise provided in paragraph (d) of Section 5 and in
Section 9.

     Section 11.    Default of Initial Purchasers.

     If any Initial Purchaser shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the principal amount of Bonds that it has agreed to purchase and pay for hereunder, and the aggregate principal amount of Bonds that such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Bonds, the other Initial Purchasers shall be obligated to purchase the Bonds that such defaulting Initial Purchaser agreed but failed or refused to purchase; provided that in no event shall the principal amount of Bonds that such Initial Purchaser has agreed to purchase pursuant to Schedule I hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Bonds without written consent of such Initial Purchaser. If such Initial Purchaser shall fail or refuse to purchase Bonds and the aggregate principal amount of Bonds with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Bonds, the Company shall have the right (a) to require the non-defaulting Initial Purchasers to purchase and pay for the respective principal amount of Bonds that they had severally agreed to purchase hereunder, and, in addition, the principal amount of Bonds that the defaulting Initial Purchaser shall have so failed to purchase up to a principal amount thereof equal to one-ninth of the respective principal amount of Bonds that such non-defaulting Initial Purchasers have otherwise agreed to purchase hereunder, and/or (b) to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase, upon the terms herein set forth, the principal amount of Bonds that such defaulting Initial Purchaser had agreed to purchase, or that portion thereof that the remaining Initial Purchasers shall not be obligated to purchase pursuant to the foregoing clause (a).
In the event the Company shall exercise its rights under clause
(a) and/or (b) above, the Company shall give written notice thereof to the Initial Purchasers within 24 hours (excluding any Saturday, Sunday, or legal holiday) of the time when the Company learns of the failure or refusal of any Initial Purchaser to purchase and pay for its respective principal amount of Bonds, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect (within the time period specified above) to exercise its rights under clause (a) and/or (b), the Company shall be deemed to have elected to terminate this Purchase Agreement. In the absence of such election by the Company, this Purchase Agreement will, unless otherwise agreed by the Company and the non-defaulting Initial Purchasers, terminate without liability on the part of any non-defaulting party except as otherwise provided in paragraph (d) of Section 5 and in Section
9. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of its default under this Purchase Agreement.

     Section 12.    Miscellaneous.

     THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PURCHASE AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW
SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Purchase Agreement shall become effective when a fully executed copy hereof is delivered to the Initial Purchasers by the Company and the Funding Corporation. This Purchase Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. This Purchase Agreement shall inure to the benefit of each of the Company, the Funding Corporation, the Initial Purchasers and, with respect to the provisions of
Section 8, each director, officer and other persons referred to in Section 8, and their respective successors. Should any part of this Purchase Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Purchase Agreement had been executed with the invalid portion thereof eliminated. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Purchase Agreement. The term "successor" as used in this Purchase Agreement shall not include any purchaser, as such purchaser, of any Bonds from the Initial Purchasers.

     Section 13.    Notices.

     All communications hereunder shall be in writing and, if to the Initial Purchasers, shall be mailed or delivered to Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, at the addresses set forth at the beginning of this Purchase Agreement to the attention of Financing Services Group in the case of Morgan Stanley & Co. Incorporated and Office of General Counsel (fax:
(212) 816-7912) in the case of Citigroup Global Markets Inc., or, if to the Company, shall be mailed or delivered to it at 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention:
Treasurer, or if to the Funding Corporation, shall be mailed or delivered to it at One Commerce Center, 1201 North Orange Street, Suite 800, Wilmington, DE 19801-1186, Attention: Orlando Figueroa, with a copy to Kim Reisler, Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022.



                         Very truly yours,

                         SYSTEM ENERGY RESOURCES, INC.


                         By: ____________________________
                         Name:
                         Title:

                         GG1C FUNDING CORPORATION


                         By: ____________________________
                         Name:
                         Title:



Accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
THE ROYAL BANK OF SCOTLAND PLC
WEDBUSH MORGAN SECURITIES INC.


By: Morgan Stanley & Co. Incorporated


By: ____________________________
Name:
Title:

By: Citigroup Global Markets Inc.


By: ____________________________
Name:
Title:
                           SCHEDULE I

                  System Energy Resources, Inc.
          $284,756,685 Secured Lease Obligation Bonds,
                     5.129% Series due 2014


Name of Initial Purchasers       Principal Amount of Bonds

Morgan Stanley & Co. Incorporated  $162,311,310

Citigroup Global Markets Inc.       105,359,973
The Royal Bank of Scotland plc        8,542,701
Wedbush Morgan Securities Inc.        8,542,701

                          TOTAL    $284,756,685


                                                        EXHIBIT A


           [Letterhead of Wise Carter Child & Caraway]





Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
The Royal Bank of Scotland plc
Wedbush Morgan Securities Inc.

c/o  Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

   Citigroup Global Markets Inc.
   388 Greenwich Street
   New York, New York 10013

Ladies and Gentlemen:

     We, together with Thelen Reid & Priest LLP, of New York, New York, and Friday, Eldredge & Clark, LLP, of Little Rock, Arkansas, have acted as counsel for System Energy Resources, Inc., an Arkansas corporation (the "Company"), in connection with the issuance and sale to each of you pursuant to the Purchase Agreement, effective April 16, 2004 (the "Purchase Agreement"), among GG1C Funding Corporation, a Delaware corporation (the "Funding Corporation"), the Company and you, of $284,756,685 aggregate principal amount of the Funding Corporation's Secured Lease Obligation Bonds, 5.129% Series due 2014 (the "Bonds").
The Bonds are being issued pursuant to the Collateral Trust Indenture dated as of May 1, 2004, as amended by Supplemental Indenture No. 1 thereto, dated as of May 1, 2004 (the Collateral Trust Indenture, as so amended, being hereinafter referred to as the "Trust Indenture"), among the Funding Corporation, the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). This opinion is rendered to you at the request of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

     In our capacity as such counsel, we have either participated in the preparation of or have examined and are familiar with: (a) the Company's Amended and Restated Articles of Incorporation, dated April 28, 1989, and the Company's By-Laws, effective as of July 6, 1998; (b) the Purchase Agreement; (c) the Trust Indenture; (d) the Offering Memorandum; (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the Bonds by the Funding Corporation and the execution and delivery by the Company of the Trust Indenture and the Purchase Agreement; and (f) the proceedings before and the order or orders issued by the Commission under the Holding Company Act, relating to the issuance and sale of the Bonds by the Funding Corporation and the execution and delivery by the Company of the Trust Indenture and the Purchase Agreement. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to such matters of fact material to this opinion, we have also relied upon representations and certifications of the Company, Funding Corporation and you in such documents and in the Purchase Agreement, and upon statements in the Offering Memorandum. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

          (1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Arkansas, has due corporate power and authority to conduct the business that it is described as conducting in the Offering
Memorandum and to own and operate the properties owned and operated by it in such business and is duly qualified to conduct such business in the States of Arkansas and Mississippi.

          (2) The Trust Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or other similar laws affecting enforcement of creditors' rights or remedies for the enforcement of the security interest provided by the Trust Indenture and by general equitable principles (whether considered in a proceeding in equity or at law).

(3) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (4) The statements made in the Offering Memorandum under the captions "Summary of the Offering", "Security and Source of Payment for the Bonds", "Description of the Bonds and the Indenture", "Description of the Lease Indentures", "Description of the Leases" and "Other Agreements", insofar as such statements purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

          (5) The execution, delivery and performance by the Company of the Purchase Agreement and the Trust Indenture and the consummation of the transactions contemplated thereby (a) will not violate any provision of the Company's Amended and Restated
Articles of Incorporation, dated April 28, 1989, or By-laws, effective as of July 6, 1998, (b) will not violate any provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in (except as contemplated by the Trust Indenture) any of the assets of the Company pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to us (having made due inquiry with respect thereto) to which the Company is a party or which purports to be binding upon the Company or upon any of its assets, and (c) will not violate any provision of any law or regulation applicable to the Company or, to the best of our knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to the Company (except that various approvals, authorizations, orders, licenses, permits, franchises and consents of, and registrations, declarations and filings with, governmental authorities may be required to be obtained or made, as the case may be, (1) in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction, and (2) in connection with the construction, acquisition, ownership, operation and maintenance of the Grand Gulf Nuclear Electric Generating Station).

(6) Except as to the financial statements and other financial or statistical data included or incorporated by reference therein, upon which we do not express an opinion, the documents or portions thereof filed with the Commission by the Company pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Offering Memorandum, on the respective dates filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith.

(7) An appropriate order or orders have been entered by the Commission under the Holding Company Act authorizing the issuance and sale of the Bonds; to the best of our knowledge, said order or orders are in full force and effect; no further approval, authorization, consent or other order of any governmental body including without limitation the Nuclear Regulatory Commission (other than in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale by the Funding Corporation of the Bonds to you pursuant to the Purchase Agreement or the execution and delivery of the Trust Indenture by the Company; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance (other than that relating to the construction, acquisition, ownership, operation and maintenance of the Grand Gulf Nuclear Electric Generating Station) by the Company of its obligations with respect to the Bonds or under the Trust Indenture and the Purchase Agreement.

(8) No legal or governmental proceedings to which the Company is a party, or of which its property is the subject, that are of a character required to be disclosed in the Offering Memorandum and which are not disclosed and properly described therein as required are pending or, to our knowledge, threatened; and we do not know of any contracts or other documents of the Company of a character required to be disclosed in the Offering Memorandum which are not disclosed and properly described therein as required; the descriptions in the Offering Memorandum of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding or investigation pending against or affecting the Company or any of its assets the result of which would, in our opinion, have a materially adverse effect on the issuance and sale of the Bonds in accordance with the Purchase Agreement.

(9) Assuming that (i) the representations and warranties of each of the Company, the Funding Corporation and you set forth in Sections 3(a)(ix) and (x), 3(b)(ii) and Section 4(b), respectively, of the Purchase Agreement are accurate and the agreements contained therein have been duly complied with, (ii) the Company and the Funding Corporation will duly perform all of the covenants and agreements set forth in Sections 5(g), (h),
(i), (j) and (k) of the Purchase Agreement and (iii) you have complied with the offering and transfer procedures and restrictions described in the Offering Memorandum, no registration of the Bonds under the Securities Act or qualification of the Trust Indenture under the Trust Indenture Act is required in connection with the offer and sale of the Bonds by the Funding Corporation and the offer, initial resale and delivery of the Bonds by you in the manner contemplated by the Purchase Agreement and the Offering Memorandum (it being understood that we do not express any opinion concerning any sale of the Bonds subsequent to the initial resales thereof by you).

     In connection with the preparation by the Company of the Offering Memorandum, we have had discussions with certain of the officers, employees, and representatives of the Company and Entergy Services, Inc., with other counsel for the Company, and with the independent certified public accountants of the Company who audited certain of the financial statements incorporated by reference in the Offering Memorandum. Our examination of the Offering Memorandum and the above-mentioned discussions did not disclose to us any information which gives us reason to believe that the Offering Memorandum, as of its date and at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to (i) the financial statements or other financial or statistical data included or incorporated by reference in the Offering Memorandum or (ii) the information contained in the Offering Memorandum under the caption "Description of the Bonds and the Indenture - Book-Entry Securities."

     We have examined the opinions of even date herewith rendered to you by Thelen Reid & Priest LLP and Pillsbury Winthrop LLP, and we concur in the conclusions expressed therein insofar as they involve questions of Mississippi law. This opinion is limited to the laws of the States of Mississippi, Arkansas and New York and the federal laws of the United States of America.
We have relied upon the below-named opinions of counsel to the extent that such opinions state an opinion with regard to matters covered by this opinion. As to all matters of Arkansas and New York law, we have relied, in the case of Arkansas law, upon the opinion of even date herewith addressed to us of Friday, Eldredge & Clark, LLP of Little Rock, Arkansas, and in the case of New York law, upon the opinion of even date herewith addressed to you of Thelen Reid & Priest LLP.

     With respect to the opinion set forth in paragraph 2 above, we call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Trust Indenture) who seek to acquire, possess or use nuclear production facilities.

     The opinion set forth above is solely for the benefit of the addressees in connection with the Purchase Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person without our prior written consent, except that Thelen Reid & Priest LLP and Pillsbury Winthrop LLP may rely on this opinion as to all matters of Mississippi law in rendering their opinions required to be delivered under the Purchase Agreement.

                                Very truly yours,


                                WISE CARTER CHILD & CARAWAY
                                Professional Association




                                                        EXHIBIT B

            [Letterhead of Thelen Reid & Priest LLP]





Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
The Royal Bank of Scotland plc
Wedbush Morgan Securities Inc.

c/oMorgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

   Citigroup Global Markets Inc.
   388 Greenwich Street
   New York, New York 10013

Ladies and Gentlemen:

     We, together with Wise Carter Child & Caraway, Professional Association, of Jackson, Mississippi, and Friday, Eldredge & Clark, LLP, of Little Rock, Arkansas, have acted as counsel for System Energy Resources, Inc., an Arkansas corporation (the "Company"), in connection with the issuance and sale to each of you pursuant to the Purchase Agreement, effective April 16, 2004 (the "Purchase Agreement"), among GG1C Funding Corporation, a Delaware corporation (the "Funding Corporation"), the Company and you, of $284,756,685 aggregate principal amount of the Funding Corporation's Secured Lease Obligation Bonds, 5.129% Series due 2014 (the "Bonds"). The Bonds are being issued pursuant to the Collateral Trust Indenture, dated as of May 1, 2004, as amended by Supplemental Indenture No. 1, dated as of May 1, 2004 (the Collateral Trust Indenture, as so amended, being hereinafter referred to as the "Trust Indenture"), among the Funding Corporation, the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). This opinion is rendered to you at the request of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

     In our capacity as such counsel, we have either participated in the preparation of or have examined and are familiar with:
(a) the Company's Amended and Restated Articles of Incorporation, dated April 28, 1989, and the Company's By-Laws, effective as of July 6, 1998; (b) the Purchase Agreement; (c) the Trust Indenture; (d) the Offering Memorandum; (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the Bonds by the Funding Corporation, and the execution and delivery by the Company of the Trust Indenture and the Purchase Agreement; and (f) the proceedings before and the order or orders entered by the Commission under the Holding Company Act, relating to the issuance and sale of the Bonds by the Funding Corporation and the execution and delivery by the Company of the Trust Indenture and the Purchase Agreement. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to such matters of fact material to this opinion, we have also relied upon representations and certifications of the Company, Funding Corporation and you in such documents and in the Purchase Agreement, and upon statements in the Offering Memorandum. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

          (1) The Trust Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights or remedies for the enforcement of the security interest provided by the Trust Indenture and by general equitable principles (whether considered in a proceeding in equity or at law).

          (2) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (3) The execution, delivery and performance by the Company of the Purchase Agreement and the Trust Indenture and the consummation of the transactions contemplated thereby (a) will not violate any provision of the Company's Amended and Restated
Articles of Incorporation, dated April 28, 1989, or By-laws, effective as of July 6, 1998, (b) will not violate any provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in (except as contemplated by the Trust Indenture) any of the assets of the Company pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking known to us (having made due inquiry with respect thereto) to which the Company is a party or which purports to be binding upon the Company or upon any of its assets, and (c) will not violate any provision of any law or regulation applicable to the Company or, to the best of our knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to the Company (except that various approvals, authorizations, orders, licenses, permits, franchises and consents of, and registrations, declarations and filings with, governmental authorities may be required to be obtained or made, as the case may be (1) in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction, and (2) in connection with the construction, acquisition, ownership, operation and maintenance of the Grand Gulf Nuclear Electric Generating Station).

(4) Except as to the financial statements and other financial or statistical data included or incorporated by reference therein, upon which we do not express an opinion, the documents or portions thereof filed with the Commission by the Company pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Offering Memorandum, on the respective dates filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith.

          (5) An appropriate order or orders have been entered by the Commission under the Holding Company Act authorizing the issuance and sale of the Bonds; to the best of our knowledge, said order or orders are in full force and effect; no further approval, authorization, consent or other order of any governmental body
(other than in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale by the Funding
Corporation of the Bonds to you pursuant to the Purchase
Agreement or the execution and delivery of the Trust Indenture by the Company; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance (other than that relating to the construction, acquisition, ownership, operation and maintenance of the Grand Gulf Nuclear Electric Generating Station) by the
Company of its obligations with respect to the Bonds or under the Trust Indenture and the Purchase Agreement.

(6) The statements made in the Offering Memorandum under the captions "Summary of the Offering," "Security and Source of Payment for the Bonds," "Description of the Bonds and the Indenture," "Description of the Lease Indentures," "Description of the Leases" and "Other Agreements," insofar as such statements purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

          (7) Assuming that (i) the representations and warranties of each of the Company, the Funding Corporation and you set forth in Sections 3(a)(ix) and (x), 3(b)(ii) and Section 4(b), respectively, of the Purchase Agreement are accurate and the agreements contained therein have been duly complied with, (ii) the Company and the Funding Corporation will duly perform all of the covenants and agreements set forth in Sections 5(g), (h),
(i), (j) and (k) of the Purchase Agreement and (iii) you have complied with the offering and transfer procedures and restrictions described in the Offering Memorandum, no registration of the Bonds under the Securities Act or qualification of the Trust Indenture under the Trust Indenture
Act is required in connection with the offer and sale of the Bonds by the Funding Corporation and the offer, initial resale and delivery of the Bonds by you in the manner contemplated by the Purchase Agreement and the Offering Memorandum (it being understood that we do not express any opinion concerning any sale of the Bonds subsequent to the initial resales thereof by you).

     In connection with the preparation by the Company of the Offering Memorandum, we have had discussions with certain of the officers, employees, and representatives of the Company and Entergy Services, Inc., with other counsel for the Company, and with the independent certified public accountants of the Company who audited certain of the financial statements incorporated by reference in the Offering Memorandum. Our examination of the Offering Memorandum and the above-mentioned discussions did not disclose to us any information which gives us reason to believe that the Offering Memorandum, as of its date and at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to (i) the financial statements or other financial or statistical data included or incorporated by reference in the Offering Memorandum or (ii) the information contained in the Offering Memorandum under the caption "Description of the Bonds and the Indenture - Book-Entry Securities."

     This opinion is limited to the laws of the States of New York, Mississippi, Arkansas and the United States of America. We have relied upon the below-named opinions of counsel to the extent that such opinions state an opinion with regard to the matters covered by this opinion. As to matters of Arkansas law relating to the Company, we have, with your consent, relied upon an opinion of even date herewith addressed to us of Friday, Eldredge & Clark, LLP of Little Rock, Arkansas. As to matters of Mississippi law related to the Company, we have, with your consent, relied upon the opinion of even date herewith of Wise Carter Child & Caraway, Professional Association, which has been delivered to you pursuant to the Purchase Agreement.

     With respect to the opinion set forth in paragraph 1 above, we call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Trust Indenture) who seek to acquire, possess or use nuclear production facilities.

     We have not examined and are expressing no opinion as to the title of the Company to its properties or the lien of the Trust
Indenture.

     The opinion set forth above is solely for the benefit of the addressees of this letter and may not be relied upon in any manner by any other person without our prior written consent, except that Wise Carter Child & Caraway, Professional Association, may rely on this opinion as to matters of New York law in rendering its opinion referred to above.

                                Very truly yours,


                                THELEN REID & PRIEST LLP



                                                        EXHIBIT C

          [Letterhead of Friday, Eldredge & Clark, LLP]





Thelen Reid & Priest LLP
875 Third Avenue
New York, New York  10022

Wise Carter Child & Caraway,
Professional Association
Heritage Building
P.O. Box 651
Jackson, Mississippi  39205

Ladies and Gentlemen:

     We have acted as Arkansas counsel for System Energy Resources, Inc. an Arkansas corporation (the "Company"), in connection with the issuance and sale to the initial purchasers named in Schedule I to the Purchase Agreement (the "Initial Purchasers"), effective April 16, 2004 (the "Purchase Agreement"), among GG1C Funding Corporation, a Delaware corporation (the "Funding Corporation"), the Company and the Initial Purchasers, of $284,756,685 in aggregate principal amount of the Funding Corporation's Secured Lease Obligation Bonds, 5.129% Series due 2014 (the "Bonds"). The Bonds are being issued pursuant to the Collateral Trust Indenture, dated as of May 1, 2004 as amended by Supplemental Indenture No. 1, dated as of May 1, 2004 (the Collateral Trust Indenture, as so amended, being hereinafter referred to as the "Trust Indenture"), among the Funding Corporation, the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). This opinion is rendered to you at the request of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

     In our capacity as such counsel, we have either participated in the preparation of or have examined and are familiar with: (a) the Company's Amended and Restated Articles of Incorporation, dated April 28, 1989, and the Company's By-Laws, effective as of July 6, 1998; (b) the Purchase Agreement; (c) the Trust Indenture; (d) the Offering Memorandum; and (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the Bonds by the Funding Corporation and the execution and delivery by the Company of the Trust Indenture and the Purchase Agreement. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to such matters of fact material to this opinion, we have also relied upon representations and certifications of the Company in such documents and in the Purchase Agreement, and upon statements in the Offering Memorandum. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

          (1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Arkansas, and is duly qualified to conduct its business in such State.

          (2) The Trust Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights or remedies for the enforcement of the security interest provided by the Trust Indenture and by general equitable principles (whether considered in a proceeding in equity or at law).

          (3) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (4) The execution, delivery and performance by the Company of the Trust Indenture and the Purchase Agreement, and the consummation of the transactions contemplated thereby (a) will not violate any provision of the Company's Amended and Restated
Articles of Incorporation, dated April 28, 1989 or By-laws, effective as of July 6, 1998, each as amended, and (b) will not violate or conflict with any provision of any law or regulation of the State of Arkansas or any subdivision thereof applicable to the Company or, to the best of our knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality of the State of Arkansas or any subdivision thereof applicable to the Company.

          (5) No approval, authorization, order, license, permit, franchise or consent of or registration, declaration or filing with any Arkansas governmental authority is required in connection with the issuance and sale of the Bonds or the execution, delivery and performance by the Company of the Trust
Indenture and the Purchase Agreement.

     With respect to the opinion set forth in paragraph 2 above, we call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Trust Indenture) who seek to acquire, possess or use nuclear production facilities.

     Since we have acted herein only as Arkansas counsel for the Company, the opinions set forth herein relate only to matters governed by the laws of the State of Arkansas. You may rely upon this opinion in rendering your respective opinions required to be delivered under the Purchase Agreement. The opinions set forth above are solely for your benefit in connection with the Purchase Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person or for any other purpose without our prior written consent, except that Pillsbury Winthrop LLP may rely on these opinions as to all matters of Arkansas law and the Initial Purchasers to whom your respective opinions are addressed may rely upon these opinions as though addressed and delivered to the Initial Purchasers.

                              Very truly yours,


                              FRIDAY, ELDREDGE & CLARK, LLP






                                                        EXHIBIT D

       [Letterhead of Thelen Reid & Priest LLP, Counsel to
                      Funding Corporation]





Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
The Royal Bank of Scotland plc
Wedbush Morgan Securities Inc.

c/oMorgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

   Citigroup Global Markets Inc.
   388 Greenwich Street
   New York, New York 10013

Ladies and Gentlemen:

     We have acted as special counsel to GG1C Funding Corporation, a Delaware corporation ("Funding Corporation"), in connection with the sale to you of $284,756,685 aggregate principal amount of Funding Corporation's Secured Lease Obligation Bonds, 5.129% Series due 2014 (the "Bonds"), pursuant to and subject to the conditions set forth in the Purchase Agreement, effective April 16, 2004 (the "Purchase Agreement"), among Funding Corporation, System Energy Resources, Inc., an Arkansas corporation (the "Company") and you. The Bonds are being issued pursuant to the Collateral Trust Indenture, dated as of May 1, 2004, as amended by Supplemental Indenture No. 1, dated as of May 1, 2004 (the Collateral Trust Indenture, as so amended, being hereinafter referred to as the "Trust Indenture"), among Funding Corporation, the Company and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). This opinion is rendered to you at the request of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

     In our capacity as such counsel, we have either participated in the preparation of or have examined and are familiar with:
(a) Funding Corporation's Certificate of Incorporation and By-Laws, as amended; (b) the Purchase Agreement; (c) the Trust Indenture; (d) the Offering Memorandum; (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the Bonds by Funding Corporation and the execution and delivery by the Company of the Trust Indenture and the Purchase Agreement; and (f) the proceedings before and order issued by the Commission under the Holding Company Act relating to the issuance and sale of the Bonds by Funding Corporation, and the execution and delivery by Funding Corporation of the Trust Indenture and the Purchase Agreement. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to such matters of fact material to this opinion, we have also relied upon representations and certifications of the Company, Funding Corporation and you in such documents and in the Purchase Agreement, and upon statements in the Offering Memorandum. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

          (1) Funding Corporation is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate and other power and authority to own its properties and conduct its business as described in the Offering Memorandum.

          (2) The Trust Indenture has been duly authorized by all necessary corporate action on the part of Funding Corporation, has been duly executed and delivered by Funding Corporation and is a legal, valid and binding instrument of Funding Corporation, enforceable against Funding Corporation in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws affecting creditors' rights or remedies for the enforcement of the security interest provided by the Trust Indenture and by general equitable principles (whether considered in a proceeding in equity or at law).

(3) Funding Corporation has executed such instruments and complied with such other formalities as are required by the Trust
Indenture as a condition precedent to the creation and issuance of the Bonds.

          (4) The Bonds have been duly authorized, executed and issued by Funding Corporation and are legal, valid and binding obligations of Funding Corporation enforceable against the Funding
Corporation in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws affecting creditors' rights or remedies for the enforcement of the security interest provided by the Trust Indenture and by general equitable principles (whether considered in a proceeding in equity or at law), are entitled to the benefits and security afforded by the Trust Indenture in accordance with the terms of the Trust
Indenture and the Bonds, and conform to the description thereof in the Offering Memorandum.

          (5) The Commission has issued an order or orders under the Holding Company Act authorizing the issuance and sale of the Bonds, and no other consent, approval, authorization or other order of any regulatory body is legally required for the valid issuance and sale of the Bonds pursuant to the Purchase Agreement other than such registration or qualification as may be required under state securities or blue sky laws.

(6) It is not necessary for Funding Corporation to register as an investment company pursuant to the Investment Company Act of 1940 in order to participate in the transactions contemplated by the Offering Memorandum.

(7) The Purchase Agreement has been duly authorized, executed and delivered by Funding Corporation.

(8) Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding or investigation pending against or affecting Funding Corporation or any of its assets the result of which would, in our opinion, have a materially adverse effect on the financial condition of Funding Corporation or on the issuance and sale of the Bonds in accordance with the Purchase Agreement.

(9) Neither the execution and delivery by Funding Corporation of the Purchase Agreement, the Bonds or the Trust Indenture nor the consummation of the transactions therein contemplated will violate any provision of the Certificate of Incorporation or By-Laws of Funding Corporation, violate any provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in (except as contemplated by the Trust Indenture) any of the assets of Funding Corporation pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking known to us (having made due inquiry with respect thereto) to which Funding Corporation is a party or which purports to be binding upon Funding Corporation or upon any of its assets, or violate any provision of any law or regulation applicable to Funding Corporation or, to the best of our knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to Funding Corporation (except that various approvals, authorizations, orders, licenses, permits, franchises and consents of, and registrations, declarations and filings with, governmental authorities may be required to be obtained or made in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction).

(10) The statements contained in the Offering Memorandum under the captions "Summary of the Offering," "Security and Source of Payment for the Bonds," "GG1C Funding Corporation," "Description of the Bonds and the Indenture," "Description of the Lease Indentures," "Description of the Leases" and "Other Agreements," insofar as such statements purport to constitute summaries of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

     With respect to the opinions set forth in paragraphs 2 and 4 above, we call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Trust Indenture) who seek to acquire, possess or use nuclear production facilities.

     This opinion is limited to the laws of the State of New
York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     The opinion set forth above is solely for your benefit in connection with the Purchase Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person or for any other purpose without our prior written consent, except that the Trustee, Funding Corporation and the Company are entitled to rely on this opinion as if addressed to them.

                                Very truly yours,


                                THELEN REID & PRIEST LLP


                                                        EXHIBIT E

             [Letterhead of Pillsbury Winthrop LLP]





Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
The Royal Bank of Scotland plc
Wedbush Morgan Securities Inc.

c/oMorgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

   Citigroup Global Markets Inc.
   388 Greenwich Street
   New York, New York 10013

Ladies and Gentlemen:

     We have acted as counsel for you as the several Initial Purchasers of $284,756,685 aggregate principal amount of Secured Lease Obligation Bonds, 5.129% Series due 2014 (the "Bonds") issued by GG1C Funding Corporation, a Delaware corporation (the "Funding Corporation"), pursuant to the Purchase Agreement among you, System Energy Resources, Inc. an Arkansas corporation (the "Company"), and the Funding Corporation dated April 16, 2004 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

     We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of New York and the United States of America and the General Corporation Law of the State of Delaware. We have, with your consent, relied upon an opinion of even date herewith addressed to you of Friday, Eldredge & Clark, LLP as to all matters of Arkansas law related to this opinion.

     We have reviewed, and have relied as to matters of fact material to this opinion upon, the documents delivered to you at the closing of the transactions contemplated by the Purchase Agreement, and we have reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to enable us to render this opinion. As to such matters of fact material to this opinion, we have also relied upon representations and certifications of the Company in such documents and in the Purchase Agreement, and upon statements in the Offering Memorandum. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in all such original documents. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery of the Bonds by the Trustee and as to the authorization, execution and delivery of the Trust Indenture by the Trustee. We have not examined, and are expressing no opinion or belief as to matters relating to, titles to property, franchises, the lien purported to be created by the Trust Indenture or the recordation or perfection of such lien.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

          (1) The Trust Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Funding Corporation, has been duly executed and delivered by the Company and the Funding Corporation and is a legal, valid and binding instrument of the Company and the Funding Corporation enforceable against the Company and the Funding Corporation in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights or remedies for the enforcement of the security interest provided by the Trust Indenture, general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of reasonableness, good faith and fair dealing.

          (2) The Bonds have been duly authorized by all necessary corporate action on the part of the Funding Corporation and are legal, valid and binding obligations of the Funding Corporation enforceable against the Funding Corporation in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights or remedies for the enforcement of the security interest provided by the Trust Indenture, by general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of reasonableness, good faith and fair dealing.

(3) The statements made in the Offering Memorandum under the captions "Summary of the Offering", "Security and Source of Payment for the Bonds", "Description of the Bonds and the Indenture", "Description of the Lease Indentures", "Description of the Leases" and "Other Agreements", insofar as such statements purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

(4) The Purchase Agreement has been duly authorized, executed and delivered by the Funding Corporation and the Company.

          (5) An appropriate order or orders have been entered by the Commission under the Holding Company Act authorizing the issuance and sale of the Bonds by the Funding Corporation and, to the best of our knowledge, such order or orders are in full force and effect; and no further approval, authorization, consent or other order of any governmental body (other than in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale of the Bonds by the Funding Corporation pursuant to the Purchase Agreement.

          (6) Except in each case as to the financial statements and other financial or statistical data included or incorporated by reference therein, upon which we do not pass, the documents filed with the Commission by the Company pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum, on the date filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange
Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith.

(7) Assuming that (i) the representations and warranties of each of the Company, the Funding Corporation and you set forth in Sections 3(a)(ix) and (x), 3(b)(ii) and Section 4(b), respectively, of the Purchase Agreement are accurate and the agreements contained therein have been duly complied with, (ii) the Company and the Funding Corporation will duly perform all of the covenants and agreements set forth in Sections 5(g), (h),
(i), (j) and (k) of the Purchase Agreement and (iii) you have complied and will comply with the offering and transfer procedures and restrictions described in the Offering Memorandum, no registration of the Bonds under the Securities Act or qualification of the Mortgage under the Trust Indenture Act is required in connection with the offer and sale of the Bonds by the Funding Corporation and the offer, initial resale and delivery of the Bonds by you in the manner contemplated by the Purchase Agreement and the Offering Memorandum (it being understood that we do not express any opinion concerning any sale of the Bonds subsequent to the initial resales thereof by you).

     While we have, for purposes of this opinion, reviewed and are familiar with the Offering Memorandum, we necessarily assume the correctness, completeness and fairness of the statements made by the Company and information included or incorporated by reference in the Offering Memorandum and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph 4 above. Our review did not include making independent verifications of the statements included or incorporated by reference in the Offering Memorandum. In connection with the preparation by the Company of the Offering Memorandum, we have had discussions with certain officers, employees and representatives of the Company and Entergy Services, Inc., with counsel for the Company, with your representatives and with the independent certified public accountants of the Company who audited certain of the financial statements incorporated by reference in the Offering Memorandum. Our review of the Offering Memorandum and the above-mentioned discussions did not disclose to us any information that gives us reason to believe that the Offering Memorandum, as of its date or at the date hereof, taking into account the documents incorporated by reference therein, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any belief as to the financial statements or other financial or statistical data included or incorporated by reference in the Offering Memorandum.

     With respect to the opinions set forth in paragraphs 1 and 2 above, we call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Trust Indenture) who seek to acquire, possess or use nuclear production facilities.

     This opinion is furnished only to you in connection with the transactions contemplated by the Purchase Agreement and is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent (including by any person that acquires Bonds from you).

                              Very truly yours,


                              PILLSBURY WINTHROP LLP